Exhibit 99.1

AMAZON.COM ANNOUNCES SECOND QUARTER RESULTS

SEATTLE—(BUSINESS WIRE) July 28, 2022—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its second quarter ended June 30, 2022.

•Operating cash flow decreased 40% to $35.6 billion for the trailing twelve months, compared with $59.3 billion for the trailing twelve months ended June 30, 2021.
•Free cash flow decreased to an outflow of $23.5 billion for the trailing twelve months, compared with an inflow of $12.1 billion for the trailing twelve months ended June 30, 2021.
•Free cash flow less principal repayments of finance leases and financing obligations decreased to an outflow of $33.5 billion for the trailing twelve months, compared with an inflow of $0.6 billion for the trailing twelve months ended June 30, 2021.
•Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations decreased to an outflow of $26.1 billion for the trailing twelve months, compared with an inflow of $4.2 billion for the trailing twelve months ended June 30, 2021.
•Common shares outstanding plus shares underlying stock-based awards totaled 10.6 billion on June 30, 2022, compared with 10.4 billion one year ago. All share and per share information throughout this release has been retroactively adjusted to reflect the 20-for-1 stock split effected on May 27, 2022.
•Net sales increased 7% to $121.2 billion in the second quarter, compared with $113.1 billion in second quarter 2021. Excluding the $3.6 billion unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 10% compared with second quarter 2021.
•Operating income decreased to $3.3 billion in the second quarter, compared with $7.7 billion in second quarter 2021.
•Net loss was $2.0 billion in the second quarter, or $0.20 per diluted share, compared with net income of $7.8 billion, or $0.76 per diluted share, in second quarter 2021. Second quarter 2022 net loss includes a pre-tax valuation loss of $3.9 billion included in non-operating expense from our common stock investment in Rivian Automotive, Inc.

“Despite continued inflationary pressures in fuel, energy, and transportation costs, we’re making progress on the more controllable costs we referenced last quarter, particularly improving the productivity of our fulfillment network,” said Andy Jassy, Amazon CEO. “We’re also seeing revenue accelerate as we continue to make Prime even better for members, both investing in faster shipping speeds, and adding unique benefits such as free delivery from Grubhub for a year, exclusive access to NFL Thursday Night Football games starting September 15, and releasing the highly anticipated series The Lord of the Rings: The Rings of Power on September 2.”

Highlights

Shopping Innovation
•Prime members worldwide shopped more and saved more this Prime Day than any other Prime Day event, purchasing more than 300 million items and saving more than $1.7 billion. On July 12 and July 13, Prime members worldwide purchased more than 100,000 items per minute, and some of the best-selling categories were Amazon Devices, Consumer Electronics, and Home. Amazon Devices had a record-breaking Prime Day, selling more devices than any other Prime Day event.
•Prime continued to provide even more value to members around the world. In the U.S., Amazon introduced new offers for Prime members, including a free one-year Grubhub+ membership, a new year-round 20% discount on select everyday essentials at Amazon Fresh stores, and exclusive deals on home entertainment items and merchandise to help prepare for NFL Thursday Night Football. Additionally, Prime Student members get six months free of a LinkedIn Premium subscription.
•Amazon introduced new ways for customers to support and discover small businesses selling in Amazon’s store, including the Small Business Badge, which helps customers find and shop products from small business brands and artisans, and This Is Small Business, a new podcast dedicated to sharing stories from small business owners about pivotal moments in starting, building, and scaling their businesses. This year was also the biggest Prime Day event for Amazon’s selling partners, most of which are small and medium-sized businesses, whose sales growth in Amazon’s store outpaced Amazon’s first-party sales. Customers spent over $3 billion on more than 100 million small business items included in the Support Small Businesses to Win Big sweepstakes, which offered customers the chance to win prizes when shopping from small businesses leading up to Prime Day.
•Amazon continues to invent new fashion shopping experiences for customers, launching Virtual Try-On for Shoes, where shoppers can virtually try on thousands of sneaker styles, and Luxury Stores at Amazon in France, Germany, Italy, Spain, and the UK, where customers can shop established and emerging luxury fashion brands online. Amazon Style, Amazon’s first-ever physical store for apparel, opened in Glendale, California, to help customers discover new looks through a personalized shopping experience. Amazon Style uses machine learning algorithms to produce tailored recommendations for customers as they shop. In the fitting room, customers can use touchscreens to browse more options and request additional styles and sizes. Amazon also expanded its selection of size-inclusive fashion to include a collection from designer Jonathan Cohen and a new co-brand between Amazon and Making The Cut Season Two winner Andrea Pitter called TEREA.
•Amazon announced that later this year, Amazon customers in Lockeford, California, and College Station, Texas, will be among the first to receive Prime Air drone deliveries in the U.S. Customers will have the option to receive free and fast drone delivery on thousands of everyday items—the largest selection of items ever to be available for drone delivery.
•Amazon continues to collaborate with leading retailers and stadiums to equip third-party locations with Just Walk Out technology for checkout-free shopping and Amazon One for palm recognition and payment service. Recent store openings include the Walk-Off Market food and beverage store at T-Mobile Park in Seattle and the Hudson Nonstop store in Nashville International Airport. Additionally, three stores will open at Texas A&M’s Kyle Field later this year. The combination of technologies gives shoppers the option to enter a store by inserting their credit card at the entry gate or hovering their palm over an Amazon One device. Once inside, shoppers can take what they want and leave without stopping to check out.
•Amazon continued to expand its grocery store footprint by opening 12 Amazon Fresh stores across the U.S. and the UK, and introduced new innovations to improve the shopping experience for customers, including the next generation Amazon Dash Cart. Amazon Dash Cart is a smart shopping cart that uses computer vision algorithms and sensor fusion to help identify items placed in a cart, so customers can skip the checkout line when they are done shopping. With the new Dash Cart, which is also expanding to its first Whole Foods Market store, shoppers can fit more items into their cart, bring the cart to their car, and easily search for specific items on the cart’s screen.
•Amazon announced Store Analytics, a new service that provides brands with aggregated and anonymized insights about the performance of their products, promotions, and ad campaigns in applicable stores. Store Analytics is available at Amazon Go and Amazon Fresh stores in the U.S. that are enabled with Just Walk Out technology and Amazon Dash Carts.
•Amazon continues to improve its shopping experience for U.S. customers who use SNAP EBT, the federal program that helps families purchase groceries. The company expanded the program so that beneficiaries in 48 states and Washington, D.C.—covering more than 99% of SNAP households—can now use their SNAP benefits to shop for groceries at Amazon.com, Amazon Fresh, and Whole Foods Market.
•Amazon released its second Brand Protection Report, which details how the company safeguards customers, brands, and selling partners from counterfeit products. Amazon identified, seized, and appropriately disposed of more than 3 million counterfeit products, preventing them from harming customers or being resold elsewhere in the retail supply chain. In 2021, the company employed more than 12,000 people and invested more than $900 million to protect its store from counterfeit, fraud, and other forms of abuse so customers can continue to shop with confidence.
•Amazon filed legal action against the administrators of more than 10,000 Facebook groups that attempt to orchestrate fake reviews on Amazon in exchange for money or free products. These groups are set up to recruit individuals willing to post incentivized and misleading reviews on Amazon’s stores in the U.S., the UK, Germany, France, Italy, Spain, and Japan. Amazon will use information discovered from this legal action to identify bad actors and remove fake reviews commissioned by these fraudsters that haven’t already been detected by Amazon’s advanced technology, expert investigators, and continuous monitoring.
•Amazon Ads launched Amazon Marketing Stream (Beta), a product that automatically delivers hourly Sponsored Products campaign metrics to advertisers or agencies through the Amazon Ads API. The Stream provides near real-time performance insights to enable more effective campaign optimization, more agility in responding to campaign changes, and increased operational efficiency to help drive business growth for advertisers.
•The second re:MARS conference took place in Las Vegas, and Amazon welcomed nearly 7,000 attendees, in person and virtually, to hear from top academics and experts in machine learning, automation, robotics, and space. This year’s event featured innovations from across Amazon, along with demos of Amazon’s Just Walk Out Experiential Mock Store, Boston Dynamics’ Spot® agile robot on AWS, Alexa Smart Home featuring the Astro household robot, and the Lunar Outpost lunar surface rover built on AWS.

Entertainment
•Former NFL quarterback Ryan Fitzpatrick and All-Pro cornerback Richard Sherman will join Pro Football Hall of Famer Tony Gonzalez as analysts for Prime Video’s NFL Thursday Night Football pregame, halftime, and postgame coverage. Veteran sports anchor Charissa Thompson will host the shows. Legendary sportscaster Al Michaels and Emmy-winning analyst Kirk Herbstreit will call the live action games.
•Prime Video received 30 Emmy nominations, and MGM received seven nominations. Prime Video’s nominations included The Marvelous Mrs. Maisel, Lucy and Desi, Lizzo’s Watch Out for the Big Grrrls, The Academy of Country Music Awards, The Boys Presents: Diabolical, Goliath, Savage X Fenty Show, and A Very British Scandal. MGM’s nominations included Vikings: Valhalla, The Voice, Shark Tank, and Survivor.
•The Boys continued to grow its audience with the debut of Season Three. Over its premiere weekend, the Emmy-nominated superhero drama increased its worldwide audience by 234% from Season One and 17% from Season Two.
•The Lord of the Rings: The Rings of Power continued to build anticipation in the lead-up to premiere. The release of new images, a teaser trailer, and a 60-second sneak peek for Prime members on Prime Day all preceded the debut of a highly anticipated three-minute trailer at San Diego Comic-Con. The long trailer was unveiled to a crowd of 6,500 fans during a panel with the show’s cast—moderated by Stephen Colbert—in the convention’s largest venue before being released globally. The Lord of the Rings: The Rings of Power launches exclusively on Prime Video in 240 countries and territories and 33 different languages on September 2.
•Prime Video debuted five new Original series: The Terminal List, starring Chris Pratt; The Summer I Turned Pretty; Chloe; The One That Got Away; and Forever Summer: Hamptons. In addition, adult animated series Undone and Fairfax each returned for second seasons. Prime Video premiered three new Original movies: Sundance Film Festival award-winner Emergency; Don’t Make Me Go, starring John Cho and Mia Isaac; and Anything’s Possible, directed by Billy Porter.
•Prime Video’s robust international slate grew with the debut of more than 25 local Originals and live sporting events. New global programming includes Yosi, the Regretful Spy (Argentina), The Kids in the Hall (Canada), Modern Love Mumbai (India), Bang Bang Baby (Italy), and Lovestruck High (UK). Sports programming includes Roland-Garros French Open tennis in France, the Australian Swimming Championships, and live boxing in Japan.
•The ad-supported, free streaming content service Amazon Freevee received its first major award win for Judy Justice, starring Judge Judy Sheindlin, which earned a Daytime Emmy. Freevee also premiered three new Original series—Bosch: Legacy, one of the 10 most-streamed shows across all services in May, according to streaming hub Reelgood; crime drama Troppo; and home-renovation series Hollywood Houselift with Jeff Lewis—and one Original film, Love Accidentally.
•Prime Video Channels expanded its portfolio to offer more premium Spanish-language content with the addition of Vix+, TelevisaUnivisions’ streaming service. Prime Video Channels offer customers additional paid subscriptions to third-party premium networks and other streaming entertainment channels, such as discovery+, Paramount+, AMC+, Globo, BET+, NBA League Pass, MLB.TV, STARZ, and SHOWTIME.
•Amazon Music brought epic live performances to customers streaming on the Amazon Music Twitch channel and on Prime Video, including performances from global superstars Maluma and Carrie Underwood, as well as Pharrell Williams’ Something In The Water festival, which featured Tyler The Creator, Jon Batiste, Pusha T, and Pharrell Williams.
•Amazon’s podcast streaming service, Wondery, partnered with Dolby Atmos, an audio technology provider, to become the first such service in the U.S. to deliver immersive audio. Dolby Atmos-enabled titles will be available to stream exclusively on the Wondery+ subscription service in 30 countries. Wondery also brought more original content to its global audience, including local-language translations of the investigative series Harsh Reality: The Story of Miriam Rivera; Business Wars in Spain and Italy; and original dating show Queen of Hearts worldwide.
•Audible signed a deal with President Barack Obama and Michelle Obama’s production company, Higher Ground, to create a slate of Audible shows. This new partnership reflects the companies’ shared mission to tell meaningful and entertaining stories that elevate diverse voices and experiences.

Devices and Services
•Automakers continue to launch Alexa integrations in new vehicle models, including the 2023 Acura Integra, 2023 GM Equinox, and 2022 Lucid Air. With Alexa Built-in, customers can ask Alexa to navigate, play music and audiobooks, share the news, check the weather, control smart home devices, pay for gas, and find parking. Customers can also remotely control their vehicle from home by asking Alexa to lock or unlock the car doors, check gas levels or charging range, and start or stop the engine. These automakers join other companies with existing integrations such as Audi, BMW, Chrysler, Ford, GM, Jaguar-Land Rover, Jeep, Mahindra, Rivian, and Volkswagen.
•Amazon added new features to Alexa Together, a service that helps aging family members feel more comfortable and confident living independently. Up to 10 caregivers can remotely support their aging loved one’s Alexa devices from afar with the Circle of Support feature, and the Remote Assist feature allows caregivers to remotely set up Alexa Routines, such as locking the door and turning off the lights at a certain time of night.
•Amazon launched new features to make Alexa smarter, more proactive, and more personal. Customers can now opt in to receive proactive notifications from Alexa about their favorite sports team, weather updates in their area, and when it’s time to refill their prescriptions. Additionally, Call Captioning, which shows captions on Echo Show devices during Alexa video calls, now supports Spanish, French, and Portuguese.
•Amazon now has over 1 million registered developers, brands, and device makers building with Alexa. The company continues to invent new ways for these builders to increase revenue and customer engagement, including the Alexa Routines Kit, which enables developers to configure and offer Alexa Routines to customers when they interact with a skill. For example, developers can integrate their skills into a customer’s morning routine, along with other Alexa experiences like smart home controls and music.
•Amazon introduced the next generation of Fire 7 and Fire 7 Kids, bringing more speed, performance, and value to the company’s most popular and affordable tablet.
•Amazon introduced new smart TVs with Fire TV built-in from Hisense and Xiaomi. With Fire TV built-in, customers get a content-driven viewing experience, a simple and intuitive user interface, Alexa, and hands-free TV control.
•Blink launched the first Blink Video Doorbell in France, Germany, Italy, the Netherlands, Spain, and the UK.

Amazon Web Services
•AWS continues to be the most broadly adopted set of cloud infrastructure services and announced new commitments and migrations from customers across many industries and geographies.
•Travel and hospitality: Delta Air Lines selected AWS as preferred cloud provider to accelerate its digital business transformation and reimagine the travel experience. Using AWS, Delta will deliver new digital travel services, streamline its operations, enhance customer service from the booking process to the flight experience, and provide cloud training to employees globally.
•Media and entertainment: Riot Games and AWS have teamed up to bring AWS’s data analytics integration to esports broadcasts for the first time, through Riot’s League of Legends, VALORANT, and League of Legends: Wild Rift esports leagues. AWS will also power Riot’s new cloud-first remote broadcast centers, which will support Riot’s current and future ambitions to reimagine entertainment experiences for billions of fans worldwide.
•Telecommunications: The UK’s largest telecommunications company, BT, selected AWS as preferred cloud provider to transform legacy infrastructure and internal applications to a new cloud-first architecture. This will simplify BT’s current information technology (IT) footprint, enabling it to more rapidly serve customers and reducing costs in IT maintenance.
•Financial services: Investment banking firm Jefferies will migrate all its IT systems to AWS, including internal and customer-facing applications, IT resources, and companywide data, as it looks to modernize its technology infrastructure, accelerate new digital services, realize operational efficiencies, and increase security and reliability.

•Health care and life sciences: Health and wellness organization Geisinger selected AWS as its strategic cloud provider. Geisinger will migrate its entire digital portfolio of more than 400 applications and numerous workflows to AWS, which will enable lifesaving technologies and save Geisinger several million dollars annually.
•Manufacturing: Sweden-based SKF, the leading manufacturer of bearings, collaborated with AWS to launch a fully automated, condition-monitoring solution for industrial machine reliability and predictive maintenance. This helps manufacturers monitor equipment, detect anomalies, and avoid unexpected machine failures in their facilities.
•Energy: Italian multinational energy company Eni worked with AWS to integrate its proprietary data platform XWARE with the built-for-the-cloud Open Subsurface Data Universe on AWS to increase interoperability between applications, enabling accelerated data exchange, enhanced security, and deeper insights. Using AWS’s machine learning, business intelligence, and storage capabilities, Australia’s Electric Mine Consortium built the world’s first mining data platform for the creation of a cleaner, more electrified future in mining. The platform will drive decarbonization among mining companies, accelerate the electrification of mine sites at scale, and capture real-time information on mine decarbonization globally.
•AWS added to its more than 200 products and services to help customers lower costs, increase agility, and innovate faster.
•AWS continues to innovate in generalized central processing units (CPUs) and announced the general availability of Amazon Elastic Compute Cloud (Amazon EC2) C7g instances, the next generation of compute-optimized instances powered by AWS-designed Graviton3 processors. Graviton3 processors provide up to 25% better performance for compute-intensive applications than C6g instances powered by AWS Graviton2 processors, which deliver up to 40% better price performance over comparable current generation x86-based instances. Graviton3 processors also use up to 60% less energy for the same performance than comparable EC2 instances.
•AWS continues to transform how customers perform analytics by offering serverless options for Amazon Redshift, Amazon Managed Streaming for Apache Kafka (Amazon MSK), and Amazon EMR. Serverless options take the guesswork out of configuring infrastructure at any scale, so enterprises can expand the use of analytics in their organizations without needing to configure, scale, or manage the underlying infrastructure.
•AWS announced the general availability of AWS Mainframe Modernization, as it further expands support for every type of workload. AWS Mainframe Modernization makes it faster and easier for customers to modernize mainframe-based workloads by moving them to the cloud, with no upfront costs or underlying infrastructure to manage.
•AWS announced the general availability of AWS Cloud WAN, a managed wide area network service that makes it faster and easier to build, manage, and monitor a unified network that spans multiple locations and seamlessly connects cloud and on-premises environments. AWS Cloud WAN connects data centers, branch offices, and cloud resources into a single, centrally managed network that reduces operational cost and complexity while improving network health, performance, and security, so enterprises can remove the need to individually configure and manage multiple networks using different technologies.
•AWS strengthened its partner network of more than 100,000 systems integrators and independent software vendors from around the world that adapt their technology to run on or integrate with AWS.
•IBM expanded its relationship with AWS and will offer its software catalog as-a-Service (SaaS) on AWS, providing customers quick and easy access to IBM’s automation, data and AI, security, and sustainability software.
•AWS was named MongoDB’s 2022 Cloud (Co-Sell) Partner of the Year for jointly winning new deals and helping customers modernize around the world.
•AWS was named Splunk’s 2022 Global Cloud Partner of the Year and announced a new Customer Immersion Experience Center in Splunk’s London office to demonstrate the benefit that data and digital transformation can have on innovation and cost reduction.
•AWS announced that it remotely operated an AWS Snowcone, an ultra-portable data transfer and edge computing device, on the International Space Station to process data on orbit for the first time as part of a private Axiom Space mission. The portable data storage and transfer device processed photos from onboard research experiments and optimized the limited bandwidth available between the space station and Earth. The operation showed that it is possible to extend AWS’s cloud computing hardware to space and will allow AWS to better support future customer space missions.
•AWS and Amazon Ads launched Amazon Marketing Cloud (AMC) Insights on AWS. The new solution helps advertisers and agencies easily use AWS services when running Amazon Ads campaigns to analyze and generate reporting from the Amazon Marketing Cloud API, reducing their development time from weeks to hours. With a few clicks, AMC users can monitor ongoing ad campaign performance across reach, frequency, geography, audience, and device type to better understand how to maximize ad spend.

Investing in Employees and Our Workplace
•In the first six months of 2022, more than 25,000 employees worldwide joined Amazon’s Career Choice program—taking advantage of benefits such as fully funded college tuition, new industry certifications, courses to improve English language proficiency, and high school completion programs. Since 2012, more than 80,000 employees have participated in Career Choice, one of nine upskilling programs offered by Amazon as part of its $1.2 billion commitment to upskill more than 300,000 Amazon employees by 2025.
•More than 90 companies, including Cummins, John Deere, The Boeing Company, and United Airlines, have joined Amazon and the National Safety Council (NSC) in a first-of-its kind pledge to reduce musculoskeletal disorders (MSDs), the most common workplace injury, by 25% by 2025. The pledge is part of the five-year partnership between Amazon and the NSC to reduce MSDs and improve workplace safety for millions of workers worldwide.
•Amazon is testing new robotic technologies to create a safer workplace for employees and improve the customer experience.
•Proteus, Amazon’s first fully autonomous mobile robot, uses advanced safety, perception, and navigation technology developed by Amazon to move objects through the company’s operation facilities. Proteus navigates around employees—meaning it does not need to be confined to restricted areas.
•Cardinal is a robotic workcell that uses advanced artificial intelligence (AI) and computer vision to handle lifting and turning of large or heavy packages and complicated packing in a confined space.
•Amazon Robotics Identification is an AI-powered scanning capability that was developed based on employee feedback. It uses innovative computer vision and machine learning technology to enable easier scanning of packages in facilities.
•Containerized Storage System is a robotic system that delivers products to employees in a more ergonomically friendly manner, reducing the need for employees to reach up, bend down, or climb ladders when retrieving items.
•Amazon was named No. 1 on LinkedIn’s Top Companies in Retail, a new list that ranks the industry’s 25 best U.S. companies to grow a career in, based on LinkedIn’s data. LinkedIn highlighted Amazon’s benefits, such as up to 20 weeks of fully paid leave for new and expectant parents, weekly pay, and various apprenticeship and certification opportunities.
•For the fifth year in a row, Amazon was included on the Disability Equality Index’s Best Places to Work for Disability Inclusion.
•Throughout the month of June, Amazon celebrated “Pride Out Loud” by amplifying the stories and lives of LGBTQIA+ employees, customers, and communities across the business. From operations to entertainment, the company supported more than 95 employee events around the world, sponsored local Pride celebrations in cities across the U.S., and donated to organizations that impact the lives of LGBTQIA+ youth.
•In celebration of Juneteenth, Amazon launched a comprehensive inclusive learning campaign for Amazon employees worldwide, featuring diversity, equity, and inclusion resources, programs and events, and interactive learning experiences, including a sit-down with Dr. Russell Wigginton, the president of the National Civil Rights Museum.
•Amazon launched its latest employee learning and development program, Day 1 Manager Onboarding, to accelerate new people-managers’ growth and development. The personalized learning program helps managers strengthen their understanding of Amazon’s culture, support employee career growth, and build high-performing teams through coursework on topics such as how to use leadership principles when making decisions and in common management scenarios.

Supporting Communities, Selling Partners, and the Economy
•Amazon continues to support individuals and organizations impacted by the war in Ukraine. AWS is helping Ukraine build up cybersecurity defenses and has already migrated 10 petabytes (10 million gigabytes) of essential data to the cloud from 27 Ukrainian ministries, 18 Ukrainian universities, the country’s largest remote learning K–12 school, and dozens of private-sector companies like PrivatBank, which serves 40% of the Ukrainian population and worked with AWS to securely migrate all its operations to the cloud in less than 45 days. President Volodymyr Zelenskyy awarded AWS the Ukraine Peace Prize for preserving the country’s digital infrastructure by migrating state registries and critical databases to AWS. Since the start of the war, Amazon has donated more than 2 million products to over 45 organizations supporting refugees, including 200,000 hygiene kits packed by Amazon employees around the world.
•In partnership with Welcome.US and resettlement agencies across the U.S., Amazon created the Welcome Essentials initiative using Amazon’s logistics expertise and product selection to offer refugee families free delivery of essential products, like furniture and household items, to help more than 1,000 families resettling in more than 40 cities in the U.S. this year. On top of this logistics support, Amazon has committed $2 million in donations of essential products to supporting partners.
•Amazon doubled the capacity of its Humanitarian Relief Hub in Atlanta to 1 million critical relief supplies that are ready to ship to communities in the Gulf Coast, the Caribbean, and Central America that have been affected by natural disasters. The facility has 20,000 cubic feet of storage space dedicated to relief items, and Amazon works with humanitarian partners around the world to deploy essential supplies when a disaster strikes, using Amazon’s global logistics network. Since 2017, Amazon has provided more than 18 million items to support relief partners worldwide during 81 natural disasters.
•With $96 million in cash donations to more than 180 organizations, Amazon was recognized by the Puget Sound Business Journal as the top corporate philanthropist in its home state of Washington. These contributions were part of Amazon’s total global donations of more than $360 million last year.
•Amazon was awarded the Defender of Innocence Award by the Mid-Atlantic Innocence Project. This award recognized Amazon’s legal department for its pro bono work to prevent and correct the conviction of innocent people in Maryland, Virginia, and Washington, D.C. Over the past few years, 120 Amazon lawyers in more than 14 countries have spent hundreds of hours screening, evaluating, and litigating cases for the organization—more time, people, and resources than any other company or law firm.
•Amazon announced additional investments in affordable housing projects in its hometown communities through the Amazon Housing Equity Fund’s $2 billion commitment. The Fund invested more than $30 million to create and preserve 705 affordable homes in Nashville, Tennessee, and in Seattle. The projects are in neighborhoods facing increasing rents and displacement pressures, and five out of the six investments are with local minority-led organizations. Since the launch of the Fund in 2021, Amazon has created or preserved over 8,000 affordable homes, increasing the affordable housing inventory in Bellevue, Washington, and Arlington, Virginia, by at least 20% in one year.
•In India, Amazon raised its pledge to now enable $20 billion in cumulative exports by 2025. Since launching in 2015, Amazon’s Global Selling program has grown to more than 100,000 exporters that are showcasing millions of Made in India products to customers worldwide through Amazon’s store. Indian exporters are on track to surpass $5 billion in cumulative exports. In Italy, Amazon announced a new pledge to help the more than 18,000 small and medium-sized businesses selling on Amazon reach €1.2 billion in annual export sales by 2025. This pledge will support the objectives of the Italian government’s National Recovery and Resilience Plan while ensuring a wider availability of original Italian products to customers worldwide.
•In India, Amazon launched Smart Commerce, a new initiative to further digitize local retail stores by enabling them to create customized online storefronts and provide an enhanced in-store shopping experience. Stores of any size will now take advantage of Amazon’s shopping innovations, logistics, and digital payments to provide a reliable and trustworthy experience for customers in store, directly through their dedicated online storefronts or on Amazon.in. There are more than 150,000 local stores already selling on Amazon.in, and Amazon is committed to digitizing 10 million small businesses, including local stores, by 2025.
•AWS announced that it selected 34 startups to receive funding and guidance across three accelerators in Sustainable Cities, Space, and Clean Energy. Each startup is eligible to receive technical guidance, business development and strategy support, collaboration opportunities with AWS customers and members of the AWS Partner Network, and up to $100,000 in AWS promotional credits.

Protecting the Planet
•In the U.S., Amazon started making customer deliveries with its custom Rivian electric delivery vehicles (EDVs). This rollout is the start of what Amazon plans to be thousands of EDVs in more than 100 cities by the end of 2022—and 100,000 EDVs across the U.S. by 2030. In India, Amazon signed an agreement with Tata Motors to include the new Tata Ace electric vehicle as part of Amazon’s delivery fleet. The new EDV was co-developed with Amazon and will contribute to the company’s goal of having 10,000 EDVs on the road in India by 2025. In the UK, Amazon announced the launch of its first micromobility hub for more sustainable deliveries in central London. E-cargo bikes and walkers from the new hub, along with Amazon’s electric fleet already on London’s roads, will make over 5 million deliveries a year across more than 10% of London’s Ultra Low Emission Zone.
•Amazon’s Climate Pledge Fund made new investments in Electric Hydrogen and Sunfire, two developers of electrolyzer technologies. Electrolyzer technology makes green hydrogen using water and renewable electricity. The Fund has announced investments in 18 companies to date as part of its mission to invest in visionary companies whose products and solutions will facilitate the transition to a low-carbon economy.
•The Climate Pledge announced a collaboration with the National Geographic Society to fund 15 National Geographic Explorers as they document the global climate crisis as part of the Society’s Global Storytellers Fund. The collaboration will advance early career and established storytellers—including photographers, writers, and filmmakers—with the funding, training, and exposure necessary to help inspire global audiences and drive urgent action against the climate crisis.
Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of July 28, 2022, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as uncertainty regarding the impacts of the COVID-19 pandemic, fluctuations in foreign exchange rates, changes in global economic conditions and customer demand and spending, inflation, regional labor market and global supply chain constraints, world events, the rate of growth of the Internet, online commerce, and cloud services, and the various factors detailed below. This guidance reflects our estimates as of July 28, 2022 regarding the impacts of the COVID-19 pandemic on our operations as well as the effect of other factors discussed above.
Third Quarter 2022 Guidance
•Net sales are expected to be between $125.0 billion and $130.0 billion, or to grow between 13% and 17% compared with third quarter 2021. This guidance anticipates an unfavorable impact of approximately 390 basis points from foreign exchange rates.
•Operating income is expected to be between $0 and $3.5 billion, compared with $4.9 billion in third quarter 2021.
•This guidance assumes, among other things, that no additional business acquisitions, restructurings, or legal settlements are concluded.

A conference call will be webcast live today at 2:30 p.m. PT/5:30 p.m. ET, and will be available for at least three months at amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results and outcomes could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of claims, litigation, government investigations, and other proceedings, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, variability in demand, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, global economic conditions and additional or unforeseen effects from the COVID-19 pandemic amplify many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

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About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Amazon strives to be Earth’s Most Customer-Centric Company, Earth’s Best Employer, and Earth’s Safest Place to Work. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Career Choice, Fire tablets, Fire TV, Amazon Echo, Alexa, Just Walk Out technology, Amazon Studios, and The Climate Pledge are some of the things pioneered by Amazon. For more information, visit amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2021	2022	2021	2022	2021	2022

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	$34,155	$36,599	$42,377	$36,477	$37,842	$40,667
OPERATING ACTIVITIES:
Net income (loss)	7,778	(2,028)	15,885	(5,872)	29,438	11,607
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization of property and equipment and capitalized content costs, operating lease assets, and other	8,038	9,594	15,546	18,572	29,687	37,322
Stock-based compensation	3,591	5,209	5,897	8,459	10,747	15,319
Other operating expense (income), net	18	122	48	337	(372)	426
Other expense (income), net	(1,258)	6,104	(2,714)	14,793	(5,092)	3,201
Deferred income taxes	701	(1,955)	2,404	(3,956)	1,063	(6,670)
Changes in operating assets and liabilities:
Inventories	(209)	(3,890)	(513)	(6,504)	(4,082)	(15,478)
Accounts receivable, net and other	(4,462)	(6,799)	(6,717)	(8,315)	(13,294)	(19,761)
Accounts payable	47	3,699	(8,219)	(5,681)	8,689	6,140
Accrued expenses and other	(1,685)	(1,412)	(5,745)	(7,315)	1,071	553
Unearned revenue	156	321	1,056	1,657	1,467	2,915
Net cash provided by (used in) operating activities	12,715	8,965	16,928	6,175	59,322	35,574
INVESTING ACTIVITIES:
Purchases of property and equipment	(14,288)	(15,724)	(26,370)	(30,675)	(52,256)	(65,358)
Proceeds from property and equipment sales and incentives	1,300	1,626	2,195	2,835	5,080	6,297
Acquisitions, net of cash acquired, and other	(320)	(259)	(950)	(6,600)	(3,066)	(7,635)
Sales and maturities of marketable securities	13,213	2,608	31,039	25,361	61,512	53,706
Purchases of marketable securities	(21,985)	(329)	(36,660)	(2,093)	(74,929)	(25,590)
Net cash provided by (used in) investing activities	(22,080)	(12,078)	(30,746)	(11,172)	(63,659)	(38,580)
FINANCING ACTIVITIES:
Common stock repurchased	—	(3,334)	—	(6,000)	—	(6,000)
Proceeds from short-term debt, and other	1,176	4,865	3,102	18,608	6,848	23,462
Repayments of short-term debt, and other	(1,176)	(7,610)	(3,177)	(13,841)	(6,817)	(18,417)
Proceeds from long-term debt	18,516	12,824	18,627	12,824	19,158	13,200
Repayments of long-term debt	(41)	(1)	(80)	(1)	(1,392)	(1,511)
Principal repayments of finance leases	(2,804)	(2,059)	(6,210)	(4,836)	(11,435)	(9,789)
Principal repayments of financing obligations	(28)	(59)	(95)	(138)	(116)	(205)
Net cash provided by (used in) financing activities	15,643	4,626	12,167	6,616	6,246	740
Foreign currency effect on cash, cash equivalents, and restricted cash	234	(412)	(59)	(396)	916	(701)
Net increase (decrease) in cash, cash equivalents, and restricted cash	6,512	1,101	(1,710)	1,223	2,825	(2,967)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$40,667	$37,700	$40,667	$37,700	$40,667	$37,700
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on debt	$179	$349	$455	$628	$942	$1,271
Cash paid for operating leases	1,577	2,088	3,217	4,455	5,577	7,960
Cash paid for interest on finance leases	129	95	286	202	569	437
Cash paid for interest on financing obligations	35	55	68	113	127	198
Cash paid for income taxes, net of refunds	1,803	3,145	2,604	3,598	3,526	4,682
Assets acquired under operating leases	5,578	5,101	9,114	7,276	19,576	23,531
Property and equipment acquired under finance leases, net of remeasurements and modifications	1,642	61	3,709	227	9,976	3,579
Property and equipment recognized during the construction period of build-to-suit lease arrangements	1,193	986	2,080	2,351	3,486	6,117
Property and equipment derecognized after the construction period of build-to-suit lease arrangements, with the associated leases recognized as operating	99	1,079	99	1,112	99	1,243

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2022	2021	2022

Net product sales	$58,004	$56,575	$115,495	$113,030
Net service sales	55,076	64,659	106,103	124,648
Total net sales	113,080	121,234	221,598	237,678
Operating expenses:
Cost of sales	64,176	66,424	126,579	132,923
Fulfillment	17,638	20,342	34,168	40,613
Technology and content	13,871	18,072	26,359	32,914
Sales and marketing	7,524	10,086	13,731	18,406
General and administrative	2,158	2,903	4,145	5,497
Other operating expense (income), net	11	90	49	339
Total operating expenses	105,378	117,917	205,031	230,692
Operating income	7,702	3,317	16,567	6,986
Interest income	106	159	211	267
Interest expense	(435)	(584)	(834)	(1,056)
Other income (expense), net	1,261	(5,545)	2,958	(14,115)
Total non-operating income (expense)	932	(5,970)	2,335	(14,904)
Income (loss) before income taxes	8,634	(2,653)	18,902	(7,918)
Benefit (provision) for income taxes	(868)	637	(3,024)	2,059
Equity-method investment activity, net of tax	12	(12)	7	(13)
Net income (loss)	$7,778	$(2,028)	$15,885	$(5,872)
Basic earnings per share	$0.77	$(0.20)	$1.57	$(0.58)
Diluted earnings per share	$0.76	$(0.20)	$1.55	$(0.58)
Weighted-average shares used in computation of earnings per share:
Basic	10,103	10,175	10,089	10,173
Diluted	10,286	10,175	10,276	10,173

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income (Loss)
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2022	2021	2022

Net income (loss)	$7,778	$(2,028)	$15,885	$(5,872)
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $(17), $76, $(4), and $60	159	(2,186)	(215)	(2,519)
Net change in unrealized gains (losses) on available-for-sale debt securities:
Unrealized gains (losses), net of tax of $(2), $0, $28, and $1	(6)	(238)	(104)	(900)
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $4, $0, $8, and $0	(12)	7	(26)	13
Net unrealized gains (losses) on available-for-sale debt securities	(18)	(231)	(130)	(887)
Total other comprehensive income (loss)	141	(2,417)	(345)	(3,406)
Comprehensive income (loss)	$7,919	$(4,445)	$15,540	$(9,278)

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2022	2021	2022

North America
Net sales	$67,550	$74,430	$131,916	$143,674
Operating expenses	64,403	75,057	125,319	145,869
Operating income (loss)	$3,147	$(627)	$6,597	$(2,195)

International
Net sales	$30,721	$27,065	$61,370	$55,824
Operating expenses	30,359	28,836	59,756	58,876
Operating income (loss)	$362	$(1,771)	$1,614	$(3,052)

AWS
Net sales	$14,809	$19,739	$28,312	$38,180
Operating expenses	10,616	14,024	19,956	25,947
Operating income	$4,193	$5,715	$8,356	$12,233

Consolidated
Net sales	$113,080	$121,234	$221,598	$237,678
Operating expenses	105,378	117,917	205,031	230,692
Operating income	7,702	3,317	16,567	6,986
Total non-operating income (expense)	932	(5,970)	2,335	(14,904)
Benefit (provision) for income taxes	(868)	637	(3,024)	2,059
Equity-method investment activity, net of tax	12	(12)	7	(13)
Net income (loss)	$7,778	$(2,028)	$15,885	$(5,872)

Segment Highlights:
Y/Y net sales growth (decline):
North America	22%	10%	30%	9%
International	36	(12)	47	(9)
AWS	37	33	35	35
Consolidated	27	7	35	7
Net sales mix:
North America	60%	62%	59%	60%
International	27	22	28	24
AWS	13	16	13	16
Consolidated	100%	100%	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)
 (unaudited)

	December 31, 2021	June 30, 2022

ASSETS
Current assets:
Cash and cash equivalents	$36,220	$37,478
Marketable securities	59,829	23,232
Inventories	32,640	38,153
Accounts receivable, net and other	32,891	34,804
Total current assets	161,580	133,667
Property and equipment, net	160,281	173,706
Operating leases	56,082	58,430
Goodwill	15,371	20,195
Other assets	27,235	33,730
Total assets	$420,549	$419,728
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$78,664	$71,219
Accrued expenses and other	51,775	56,254
Unearned revenue	11,827	12,818
Total current liabilities	142,266	140,291
Long-term lease liabilities	67,651	66,524
Long-term debt	48,744	58,053
Other long-term liabilities	23,643	23,458
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.01 par value; 500 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 100,000 shares authorized; 10,644 and 10,699 shares issued; 10,175 and 10,183 shares outstanding)	106	107
Treasury stock, at cost	(1,837)	(7,837)
Additional paid-in capital	55,437	63,871
Accumulated other comprehensive income (loss)	(1,376)	(4,782)
Retained earnings	85,915	80,043
Total stockholders’ equity	138,245	131,402
Total liabilities and stockholders’ equity	$420,549	$419,728

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$67,213	$59,322	$54,671	$46,327	$39,324	$35,574	(40)%
Operating cash flow -- TTM Y/Y growth (decline)	69%	16%	(1)%	(30)%	(41)%	(40)%	N/A
Purchases of property and equipment, net of proceeds from sales and incentives -- TTM	$40,803	$47,176	$52,119	$55,396	$57,951	$59,061	25%
Principal repayments of finance leases -- TTM	$11,448	$11,435	$11,271	$11,163	$10,534	$9,789	(14)%
Principal repayments of financing obligations -- TTM	$103	$116	$124	$162	$174	$205	77%
Equipment acquired under finance leases -- TTM (1)	$8,936	$7,295	$5,738	$4,422	$2,764	$1,621	(78)%
Principal repayments of all other finance leases -- TTM (2)	$525	$550	$582	$687	$714	$751	36%
Free cash flow -- TTM (3)	$26,410	$12,146	$2,552	$(9,069)	$(18,627)	$(23,487)	(293)%
Free cash flow less principal repayments of finance leases and financing obligations -- TTM (4)	$14,859	$595	$(8,843)	$(20,394)	$(29,335)	$(33,481)	N/A
Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations -- TTM (5)	$16,846	$4,185	$(3,892)	$(14,340)	$(22,279)	$(26,064)	(723)%
Common shares and stock-based awards outstanding	10,373	10,439	10,451	10,455	10,454	10,551	1%
Common shares outstanding	10,082	10,124	10,139	10,175	10,171	10,183	1%
Stock-based awards outstanding	291	315	311	280	283	368	17%
Stock-based awards outstanding -- % of common shares outstanding	2.9%	3.1%	3.1%	2.8%	2.8%	3.6%	N/A
Results of Operations
Worldwide (WW) net sales	$108,518	$113,080	$110,812	$137,412	$116,444	$121,234	7%
WW net sales -- Y/Y growth, excluding F/X	41%	24%	15%	10%	9%	10%	N/A
WW net sales -- TTM	$419,130	$443,298	$457,965	$469,822	$477,748	$485,902	10%
WW net sales -- TTM Y/Y growth, excluding F/X	40%	36%	30%	21%	14%	11%	N/A
Operating income	$8,865	$7,702	$4,852	$3,460	$3,669	$3,317	(57)%
F/X impact -- favorable (unfavorable)	$107	$7	$(20)	$57	$126	$165	N/A
Operating income -- Y/Y growth (decline), excluding F/X	120%	32%	(21)%	(50)%	(60)%	(59)%	N/A
Operating margin -- % of WW net sales	8.2%	6.8%	4.4%	2.5%	3.2%	2.7%	N/A
Operating income -- TTM	$27,775	$29,634	$28,292	$24,879	$19,683	$15,298	(48)%
Operating income -- TTM Y/Y growth (decline), excluding F/X	93%	73%	41%	8%	(30)%	(49)%	N/A
Operating margin -- TTM % of WW net sales	6.6%	6.7%	6.2%	5.3%	4.1%	3.1%	N/A
Net income (loss)	$8,107	$7,778	$3,156	$14,323	$(3,844)	$(2,028)	(126)%
Net income (loss) per diluted share	$0.79	$0.76	$0.31	$1.39	$(0.38)	$(0.20)	(126)%
Net income -- TTM	$26,903	$29,438	$26,263	$33,364	$21,413	$11,607	(61)%
Net income per diluted share -- TTM	$2.63	$2.87	$2.56	$3.24	$2.08	$1.13	(61)%
______________________________
(1)For the twelve months ended June 30, 2021 and 2022, this amount relates to equipment included in “Property and equipment acquired under finance leases, net of remeasurements and modifications” of $9,976 million and $3,579 million.
(2)For the twelve months ended June 30, 2021 and 2022, this amount relates to property included in “Principal repayments of finance leases” of $11,435 million and $9,789 million.
(3)Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, net of proceeds from sales and incentives.”
(4)Free cash flow less principal repayments of finance leases and financing obligations is free cash flow reduced by “Principal repayments of finance leases” and “Principal repayments of financing obligations.”
(5)Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations is free cash flow reduced by equipment acquired under finance leases, which is included in “Property and equipment acquired under finance leases, net of remeasurements and modifications,” principal repayments of all other finance lease liabilities, which is included in “Principal repayments of finance leases,” and “Principal repayments of financing obligations.”

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Y/Y % Change
Segments
North America Segment:
Net sales	$64,366	$67,550	$65,557	$82,360	$69,244	$74,430	10%
Net sales -- Y/Y growth, excluding F/X	39%	21%	10%	9%	8%	10%	N/A
Net sales -- TTM	$254,521	$266,635	$272,819	$279,833	$284,711	$291,591	9%
Operating income (loss)	$3,450	$3,147	$880	$(206)	$(1,568)	$(627)	(120)%
F/X impact -- favorable	$8	$34	$14	$32	$42	$61	N/A
Operating income (loss) -- Y/Y growth (decline), excluding F/X	162%	45%	(62)%	(108)%	(147)%	(122)%	N/A
Operating margin -- % of North America net sales	5.4%	4.7%	1.3%	(0.2)%	(2.3)%	(0.8)%	N/A
Operating income (loss) -- TTM	$10,789	$11,795	$10,423	$7,271	$2,253	$(1,521)	(113)%
Operating margin -- TTM % of North America net sales	4.2%	4.4%	3.8%	2.6%	0.8%	(0.5)%	N/A
International Segment:
Net sales	$30,649	$30,721	$29,145	$37,272	$28,759	$27,065	(12)%
Net sales -- Y/Y growth (decline), excluding F/X	50%	26%	15%	3%	0%	(1)%	N/A
Net sales -- TTM	$115,955	$124,008	$127,982	$127,787	$125,897	$122,241	(1)%
Operating income (loss)	$1,252	$362	$(911)	$(1,627)	$(1,281)	$(1,771)	(590)%
F/X impact -- favorable (unfavorable)	$270	$199	$24	$(58)	$(79)	$(231)	N/A
Operating income (loss) -- Y/Y growth (decline), excluding F/X	347%	(53)%	(330)%	(533)%	(196)%	(526)%	N/A
Operating margin -- % of International net sales	4.1%	1.2%	(3.1)%	(4.4)%	(4.5)%	(6.5)%	N/A
Operating income (loss) -- TTM	$2,367	$2,384	$1,066	$(924)	$(3,457)	$(5,590)	(335)%
Operating margin -- TTM % of International net sales	2.0%	1.9%	0.8%	(0.7)%	(2.7)%	(4.6)%	N/A
AWS Segment:
Net sales	$13,503	$14,809	$16,110	$17,780	$18,441	$19,739	33%
Net sales -- Y/Y growth, excluding F/X	32%	37%	39%	40%	37%	33%	N/A
Net sales -- TTM	$48,654	$52,655	$57,164	$62,202	$67,140	$72,070	37%
Operating income	$4,163	$4,193	$4,883	$5,293	$6,518	$5,715	36%
F/X impact -- favorable (unfavorable)	$(171)	$(226)	$(58)	$83	$163	$335	N/A
Operating income -- Y/Y growth, excluding F/X	41%	32%	40%	46%	53%	28%	N/A
Operating margin -- % of AWS net sales	30.8%	28.3%	30.3%	29.8%	35.3%	29.0%	N/A
Operating income -- TTM	$14,619	$15,455	$16,803	$18,532	$20,887	$22,409	45%
Operating margin -- TTM % of AWS net sales	30.0%	29.4%	29.4%	29.8%	31.1%	31.1%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Y/Y % Change
Net Sales
Online stores (1)	$52,901	$53,157	$49,942	$66,075	$51,129	$50,855	(4)%
Online stores -- Y/Y growth (decline), excluding F/X	41%	13%	3%	1%	(1)%	0%	N/A
Physical stores (2)	$3,920	$4,198	$4,269	$4,688	$4,591	$4,721	12%
Physical stores -- Y/Y growth (decline), excluding F/X	(16)%	10%	12%	16%	16%	13%	N/A
Third-party seller services (3)	$23,709	$25,085	$24,252	$30,320	$25,335	$27,376	9%
Third-party seller services -- Y/Y growth, excluding F/X	60%	34%	18%	12%	9%	13%	N/A
Subscription services (4)	$7,580	$7,917	$8,148	$8,123	$8,410	$8,716	10%
Subscription services -- Y/Y growth, excluding F/X	34%	28%	23%	16%	13%	14%	N/A
Advertising services (5)	$6,381	$7,451	$7,612	$9,716	$7,877	$8,757	18%
Advertising services -- Y/Y growth, excluding F/X	76%	88%	52%	33%	25%	21%	N/A
AWS	$13,503	$14,809	$16,110	$17,780	$18,441	$19,739	33%
AWS -- Y/Y growth, excluding F/X	32%	37%	39%	40%	37%	33%	N/A
Other (6)	$524	$463	$479	$710	$661	$1,070	131%
Other -- Y/Y growth, excluding F/X	49%	34%	15%	19%	28%	135%	N/A

Stock-based Compensation Expense
Cost of sales	$90	$145	$126	$179	$146	$213	46%
Fulfillment	$342	$566	$473	$565	$498	$763	35%
Technology and content	$1,228	$1,887	$1,627	$1,903	$1,645	$2,814	49%
Sales and marketing	$456	$691	$657	$726	$665	$990	43%
General and administrative	$190	$302	$297	$307	$296	$429	42%
Total stock-based compensation expense	$2,306	$3,591	$3,180	$3,680	$3,250	$5,209	45%
Other
WW shipping costs	$17,162	$17,747	$18,108	$23,656	$19,560	$19,304	9%
WW shipping costs -- Y/Y growth	57%	30%	20%	10%	14%	9%	N/A
WW paid units -- Y/Y growth (7)	44%	15%	8%	3%	0%	1%	N/A
WW seller unit mix -- % of WW paid units (7)	55%	56%	56%	56%	55%	57%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	1,271,000	1,335,000	1,468,000	1,608,000	1,622,000	1,523,000	14%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth	51%	52%	30%	24%	28%	14%	N/A
________________________
(1)Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, videos, games, music, and software. These product sales include digital products sold on a transactional basis. Digital product subscriptions that provide unlimited viewing or usage rights are included in “Subscription services.”
(2)Includes product sales where our customers physically select items in a store. Sales to customers who order goods online for delivery or pickup at our physical stores are included in “Online stores.”
(3)Includes commissions and any related fulfillment and shipping fees, and other third-party seller services.
(4)Includes annual and monthly fees associated with Amazon Prime memberships, as well as digital video, audiobook, digital music, e-book, and other non-AWS subscription services.
(5)Includes sales of advertising services to sellers, vendors, publishers, authors, and others, through programs such as sponsored ads, display, and video advertising.
(6)Includes sales related to various other offerings, such as certain licensing and distribution of video content and shipping services, and our co-branded credit card agreements.
(7)Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts
•References to customers mean customer accounts established when a customer places an order through one of our stores. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.
Seller Accounts
•References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.
AWS Customers
•References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.
Units
•References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers in our stores as well as Amazon-owned items sold in other stores. Units sold are paid units and do not include units associated with AWS, certain acquisitions, certain subscriptions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon Investor Relations	Amazon Public Relations
Dave Fildes, amazon-ir@amazon.com	Dan Perlet, amazon-pr@amazon.com
amazon.com/ir	amazon.com/pr